EXHIBIT A
Cover Letter to the Offer to Purchase and Letter of Transmittal
[Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
February 28, 2011
Dear Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Member:
     We are writing to inform you of important dates relating to a tender offer by Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”). If you are not interested in tendering your units of limited liability company interests in the Fund (a “Unit” or “Units,” as the context requires) at this time, please disregard this notice and take no action.
     The tender offer period will begin on February 28, 2011 and will end at 12:00 midnight, Eastern time, on March 25, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
     Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please complete and return the enclosed Letter of Transmittal in the enclosed postage-paid envelope or by fax so that it arrives no later than March 25, 2011. If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
     All tenders of Units must be received by UMB Fund Services, Inc. either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by March 25, 2011.
     If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call UMB Fund Services, Inc. at (877) 491-4991.
Sincerely,
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.

Cover Letter to the Offer to Purchase and Letter of Transmittal
[For clients of certain brokers]
[Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Letterhead]
IF YOU DO NOT WANT TO SELL YOUR
UNITS OF LIMITED LIABILITY COMPANY INTERESTS
AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.
February 28, 2011
Dear Robeco-Sage Multi-Strategy TEI Fund, L.L.C. Member:
     We are writing to inform you of important dates relating to a tender offer by Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”). If you are not interested in tendering your units of limited liability company interests in the Fund (a “Unit” or “Units,” as the context requires) at this time, please disregard this notice and take no action.
     The tender offer period will begin on February 28, 2011 and will end at 12:00 midnight, Eastern time, on March 25, 2011. The purpose of the tender offer is to provide liquidity to members that hold Units. Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.
     Should you wish to tender all or a portion of your Units for purchase by the Fund during this tender offer period, please contact your Financial Advisor (“FA”) who will provide you with a customized Tender Offer Form for your account. Contained in this Offer kit is a sample Tender Offer Form which is for your reference only.
     The Tender Offer Form generated for your account will need to be signed and returned to your FA by midnight, Eastern time, on March 25, 2011. Upon receiving signed documentation, your FA will submit the form and enter the order for processing.
     If you do not wish to tender your Units, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO TENDER ANY OF YOUR UNITS AT THIS TIME.
     If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your FA.
Sincerely,
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.